Exhibit 11.1

McGovern
Hurley

Audit. Tax. Advisory.

Consent of Independent Auditors

We hereby consent to the use in the Regulation A Offering Statement (Form 1A) of our report dated May 26, 2020, related to the financial statements of Bactech Environmental Corporation for the years ended December 31, 2019 and 2018, which is part of this Offering Statement.

McGovern Hurley LLP

McGovern Hurley LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Ontario
June 30, 2020

251 Consumers Road, Suite 800
Toronto, Ontario
M2J 4R3
mcgovernhurley.com
t. 416-496-1234